SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	Commission file number

July 16, 2003	1-5805

J.P. MORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	13-2624428

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

270 Park Avenue, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description of Exhibit

12.1	Computation of Ratio of Earnings to Fixed Charges

12.2	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements

99.1	Press Release – 2003 Second Quarter Earnings

99.2	Press Release Financial Supplement — Second Quarter 2003

Item 9. Regulation FD Disclosure (and Item 12. Results of Operations and Financial Condition)

On July 16, 2003, J.P. Morgan Chase & Co. (“JPMorgan Chase” or the “Firm”) reported second quarter 2003 net income of $1.83 billion, or $0.89 per share. Net income for the second quarter of 2002 was $1.03 billion, or $0.50 per share, and net income for the first quarter of 2003 was $1.40 billion, or $0.69 per share. A copy of the 2003 second quarter earnings press release is attached hereto as Exhibit 99.1, and a copy of the supplemental financial schedules is attached hereto as Exhibit 99.2.

The earnings press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties are described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and in the 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (www.sec.gov), to which reference is hereby made.

The information included in this section and the exhibits attached hereto are intended to be furnished under “Item 12. Results of Operations and Financial Condition” and is included under Item 9 in accordance with SEC Release No. 33-8216.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE & CO.

(Registrant)

By:	/s/ Joseph L. Sclafani Joseph L. Sclafani

Executive Vice President and Controller [Principal Accounting Officer]

Dated: July 16, 2003

EXHIBIT INDEX

Exhibit No.	Description

12.1	Computation of Ratio of Earnings to Fixed Charges

12.2	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements

99.1	Press Release – 2003 Second Quarter Earnings

99.2	Press Release Financial Supplement – Second Quarter 2003

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